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                                                                  EXHIBIT 3.5(a)

                            ARTICLES OF INCORPORATION
                                       OF
                          LMT MOTOR SPORTS CORPORATION



         1. The corporation is a Profit corporation.


         2. The Name of the Corporation is LMT Motor Sports Corporation


         3. The number (and classes) if any of shares the corporation is authorized to issue is (are) as follows:

                  Classes - Capital common

                  Number - 50,000


         4. Name and Street Address of the Registered Agent and Registered Office is as follows:

                  Barry Ticer
                  8785 Old Craft Road
                  Olive Branch, WS 38654-1165

         5. The name and complete address of each incorporator are as follows:

                  Ed N. Murley, Attorney
                  44 North Second Street, Suite 505,
                  Memphis, TN 38183


         6. The other provisions are:

         (a) The Stockholders of the Corporation will not delegate authority to adopt and amend the By-Laws of the Corporation.

         (b) Terms of directors and officers of the Corporation shall be established by the By-Laws.

         (c) The number of directors and officers of the Corporation shall be determined by the Stockholders and such will be included and authorized in the By-Laws of the Corporation.

             Filed: 10/27/97


                                                /s/ Ed M. Hurley
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